Exhibit 4.2

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of _________, 2026 (the “Effective Date”), is by and among Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Armada Acquisition Corp. II , a Delaware corporation (“SPAC”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”, and also referred to herein as the “Transfer Agent”).

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of May 20, 2025 (the “Existing Warrant Agreement”);

WHEREAS, SPAC issued (i) [11,500,000] warrants as part of the units offered in its initial public offering (the “Public Warrants”), (ii) 200,000 warrants to Armada Sponsor II, LLC, a Delaware limited liability company (“Former Sponsor”) in a concurrent private placement pursuant to a Private Placement Unit Subscription Agreement, dated as of May 20, 2025, between SPAC and Former Sponsor, following which Former Sponsor transferred such warrants to Arrington XRP Capital Fund, LP, a Delaware limited partnership (“Sponsor”) on August 28, 2025, pursuant to a Sponsor Securities Purchase Agreement, dated as of August 12, 2025, by and among SPAC, Former Sponsor and Sponsor (such warrants, the “Sponsor Warrants”), (iii) 77,500 warrants to Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“Cohen”) in a concurrent private placement pursuant to a Private Placement Unit Subscription Agreement, dated as of May 20, 2025, between SPAC and Cohen (the “Cohen Warrants”), and (iv) 77,500 warrants to Northland Securities, Inc. (“Northland”) in a concurrent private placement pursuant to a Private Placement Unit Subscription Agreement, dated as of May 20, 2025, between SPAC and Northland (the “Northland Warrants”, and together with the Sponsor Warrants and the Cohen Warrants, the “Private Placement Warrants”, and the Public Warrants and Private Placements Warrants, collectively, the “Warrants”) in each case, on the terms and conditions set forth in the Existing Warrant Agreement;

WHEREAS, on October 19, 2025, SPAC, Pubco, Pathfinder Digital Assets LLC, a Delaware limited liability company (the “Company”), Evernorth Corporate Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Evernorth Company Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Company Merger Sub”), and Ripple Labs Inc., a Delaware corporation, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), among other things, (a) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”) and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger”);

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement (collectively, the “Transaction”) will constitute a Business Combination as defined in Section 3.2 of the Existing Warrant Agreement;

WHEREAS, in connection with the Transaction, SPAC desires to assign to Pubco, and Pubco desires to assume, all of SPAC’s rights, interests and obligations in and under the Existing Warrant Agreement;

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holder (as defined below) (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, including to conform the provisions of the Existing Warrant Agreement to the description of the terms of the Public Warrants and the Existing Warrant Agreement set forth in the prospectus (the “Prospectus”) pursuant to the registration statement on Form S-1 (File No. 333-286110) filed by SPAC with the Securities and Exchange Commission (the “SEC”), (ii) to make any amendments that are necessary in the good faith determination of the SPAC’s board of directors (taking into account then existing market precedents) to allow for the Warrants to be classified as equity in the SPAC’s financial statements or (iii) adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders (as defined below) thereunder;

WHEREAS, at or prior to the Closing, as provided in the Business Combination Agreement and Section 4.5 of the Existing Warrant Agreement, (i) each outstanding Warrant will no longer be exercisable for Class A ordinary shares of SPAC, par value $0.0001 per share (the “SPAC Class A Ordinary Shares”), but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement, as amended hereby (the “Amended Warrant Agreement”)) for a number of shares of Class A common stock of Pubco, par value $0.001 per share (the “Pubco Class A Common Stock”), equal to the number of SPAC Class A Ordinary Shares for which such Warrants were exercisable immediately prior to the Closing (such Warrants, as so amended, the “Pubco Warrants”) and (ii) the Warrants shall be assumed by Pubco;

WHEREAS, Pubco desires the Warrant Agent to act on behalf of Pubco, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, Pubco desires to provide for the form and provisions of the Pubco Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of Pubco, the Warrant Agent and the holders of the Pubco Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the the Pubco Warrants, when executed on behalf of Pubco and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, and the Amended Warrant Agreement the valid, binding and legal obligations of Pubco, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Assignment and Assumption; Amendment; Appointment of Warrant Agent.

1.1. Assignment and Assumption. SPAC hereby assigns to Pubco all of SPAC’s right, title and interest in and to the Existing Warrant Agreement and the Warrants (each as amended hereby) as of the Closing. Pubco hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement and the Warrants arising from and after the Closing, and all liabilities and obligations of Pubco under the Amended Warrant Agreement and the Pubco Warrants.

1.2. Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement and the Warrants by SPAC to Pubco pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement and the Warrants by Pubco from SPAC pursuant to Section 1.1, in each case effective as of the effective time of the closing of the SPAC Merger (the “Effective Time”), and (ii) the continuation of this Agreement, the Amended Warrant Agreement and the Pubco Warrants, in full force and effect from and after the Effective Time, subject at all times to the Amended Warrant Agreement and the Pubco Warrants and to all of the provisions, covenants, agreements, terms and conditions of the Amended Warrant Agreement.

1.3. Amendment. SPAC and the Warrant Agent hereby amend and restate the Existing Warrant Agreement and the Public Warrants and Private Placement Warrants issued thereunder in accordance with Section 9.8 of the Existing Warrant Agreement, in its entirety in the form of the Amended Warrant Agreement and the Pubco Warrants (the “Public Pubco Warrants” and the “Private Placement Pubco Warrants”, respectively) as of the Closing.

1.4. Appointment of Warrant Agent. Pubco hereby appoints the Warrant Agent to act as agent for Pubco for the Pubco Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in the Amended Warrant Agreement.

2. Warrants.

2.1. Form of Warrant. Each Pubco Warrant shall be issued in registered form only.

2.2. Effect of Countersignature. Except with respect to uncertificated Warrants as described above, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Pubco Public Warrants. Upon the initial issuance of the Pubco Public Warrants, the Warrant Agent shall issue and register the Pubco Public Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by Pubco. Ownership of beneficial interests in the Pubco Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Pubco Public Warrants, Pubco may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In its sole discretion, Pubco may instruct the Warrant Agent to deliver to the Depositary (i) written instructions to deliver to the Warrant Agent for cancellation each book-entry Pubco Public Warrant and (ii) definitive certificates in physical form evidencing such Pubco Warrants which shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer or other principal officer of Pubco. In the event the person whose facsimile signature has been placed upon any Pubco Warrant shall have ceased to serve in the capacity in which such person signed the Pubco Warrant before such Pubco Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Pubco Warrant, Pubco and the Warrant Agent may deem and treat the person in whose name such Pubco Warrant is then registered in the Warrant Register (“Registered Holder”) as the absolute owner of such Pubco Warrant and of each Pubco Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Pubco Warrant certificate made by anyone other than Pubco or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither Pubco nor the Warrant Agent shall be affected by any notice to the contrary.

2.4. [Reserved].

2.5. Fractional Warrants. Pubco shall not issue fractional Pubco Warrants. If a holder of Pubco Warrants would be entitled to receive a fractional Pubco Warrant, Pubco shall round up to the nearest whole number the number of Pubco Warrants to be issued to such holder.

2.6. Private Placement Warrants. The Pubco Private Placement Warrants shall be identical to the Pubco Public Warrants, except that so long as they are held by Sponsor (i) the Pubco Private Placement Warrants may be exercised for cash or on a “cashless basis,” pursuant to subsection 3.3.1(c) hereof, (ii) the Pubco Private Placement Warrants and the shares of Pubco Class A Common Stock issuable upon exercise thereof may be subject to certain transfer restrictions contained in that certain letter agreement by and among SPAC, the Former Sponsor and the other parties thereto, as amended from time to time and in that certain Sponsor Support Agreement dated as of October 19, 2025, by and among SPAC, Pubco and Sponsor, as amended from time to time, (iii) the Pubco Private Placement Warrants shall not be redeemable by Pubco pursuant to Section 6.1 hereof, and (iv) the holders of the Pubco Private Placement Warrants (including the shares of Pubco Class A Common Stock issuable upon exercise of such warrants) may be entitled to certain registration rights. The Pubco Private Placement Warrants shall not become Pubco Public Warrants as a result of any transfer of such warrants, regardless of the transferee.

3. Terms and Exercise of Pubco Warrants

3.1. Pubco Warrant Price. Each Pubco Warrant shall, when countersigned by the Warrant Agent (except with respect to uncertificated Pubco Warrants), entitle the registered holder thereof, subject to the provisions of such Pubco Warrant and of the Amended Warrant Agreement, to purchase from Pubco the number of shares of Pubco Class A Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in the Amended Warrant Agreement refers to the price per share (including in cash or by payment of Pubco Warrants pursuant to a “cashless exercise” to the extent permitted hereunder) at which the shares of Pubco Class A Common Stock may be purchased at the time a Pubco Warrant is exercised. Pubco in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days (as defined below); provided, that Pubco shall provide at least twenty (20) days’ prior written notice of such reduction to registered holders of the Pubco Warrants and, provided further that any such reduction shall be applied consistently to all of the Pubco Warrants. For the purpose of this Agreement, a “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

3.2. Duration of Pubco Warrants. A Pubco Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of (i) the date that is thirty days after the Closing or (ii) the date that is twelve months from the date of the closing of SPAC’s initial public offering and terminating at 5:00 p.m. New York City time on the earliest to occur of (x) the date that is five years after the Closing and (y) other than with respect to the Pubco Private Placement Warrants, on the Redemption Date (as defined below) as provided in Section 6.3 hereof (such date, the “Expiration Date”); provided, however, that the exercise of any Pubco Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Pubco Private Placement Warrant) in the event of a redemption (as set forth in Section 6 hereof), each outstanding Pubco Warrant (other than a Pubco Private Placement Warrant in the event of a redemption) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. Pubco in its sole discretion may extend the duration of the Pubco Warrants by delaying the Expiration Date; provided that Pubco shall provide at least twenty days’ prior written notice of any such extension to registered holders of the Pubco Warrants; and provided, further, that any such extension shall be identical in duration among all the Pubco Warrants.

3.3. Exercise of Pubco Warrants.

3.3.1 Payment. Subject to the provisions of the Pubco Warrant and this Agreement, a Pubco Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York (or, in the case of a Pubco Warrant represented by a book-entry, the Pubco Warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time), with the subscription form, as set forth in the Pubco Warrant, duly executed (or, in the case of a Pubco Warrant represented by a book-entry, properly delivered by the Participant in accordance with the Depositary’s procedures), and by paying in full the Warrant Price for each full share of Pubco Class A Common Stock as to which the Pubco Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Pubco Warrant, the exchange of the Pubco Warrant for the Pubco Class A Common Stock and the issuance of such Pubco Class A Common Stock, as follows:

(a) by good certified check or good bank draft payable to the order of the Warrant Agent or wire transfer; or

(b) in the event of redemption pursuant to Section 6 hereof in which Pubco’s management has elected to force all holders of Pubco Warrants to exercise such Pubco Warrants on a “cashless basis,” by surrendering the Pubco Warrants for that number of shares of Pubco Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Class A Common Stock underlying the Pubco Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. Solely for purposes of this Section 3.3.1(b), the “Fair Market Value” shall mean the average last reported sale price of Pubco Class A Common Stock for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Pubco Warrants pursuant to Section 6 hereof; or

(c) with respect to any Pubco Private Placement Warrant, by surrendering the Pubco Warrants for that number of shares of Pubco Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Class A Common Stock underlying the Pubco Warrants, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(c)) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average last reported sale price of Pubco Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which notice of exercise of the Pubco Warrant is sent to the Warrant Agent; or

(d) as provided in Section 7.4 hereof.

3.3.2 Issuance of Pubco Class A Common Stock. As soon as practicable after the exercise of any Pubco Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), Pubco shall issue to the registered holder of such Pubco Warrant a book-entry position or certificate, as applicable, for the number of full shares of Pubco Class A Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Pubco Warrant shall not have been exercised in full, a new book-entry position or countersigned Pubco Warrant, as applicable, for the number of shares of Pubco Class A Common Stock as to which such Pubco Warrant shall not have been exercised. Notwithstanding the foregoing, Pubco shall not be obligated to deliver any shares of Pubco Class A Common Stock pursuant to the exercise of a Pubco Warrant and shall have no obligation to settle such Pubco Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Pubco Class A Common Stock underlying the Pubco Warrants is then effective and a prospectus relating thereto is current, subject to Pubco’s satisfying its obligations under Section 7.4, or a valid exemption from registration is available. No Pubco Warrant shall be exercisable and Pubco shall not be obligated to issue shares of Pubco Class A Common Stock upon exercise of a Pubco Warrant unless the shares of Pubco Class A Common Stock issuable upon such Pubco Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the registered holder of the Pubco Warrants. In no event will Pubco be required to net cash settle the Pubco Warrant exercise. Pubco may require holders of Public Warrants to settle the Pubco Warrant on a “cashless basis” pursuant to subsection 3.3.1(b) or Section 7.4. If, by reason of any exercise of Warrants on a “cashless basis,” the holder of any Pubco Warrant would be entitled, upon the exercise of such Pubco Warrant, to receive a fractional interest in a share of Pubco Class A Common Stock, Pubco Pubco shall round up to the nearest whole number the number of shares of Pubco Class A Common Stock to be issued to such holder.

3.3.3 Valid Issuance. All shares of Pubco Class A Common Stock issued upon the proper exercise of a Pubco Warrant in conformity with this Agreement and the articles of incorporation of Pubco shall be validly issued, fully paid and nonassessable.

3.3.4 Date of Issuance. Each person in whose name any book entry position or certificate for shares of Pubco Class A Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Pubco Warrant, or book entry position representing such Pubco Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of Pubco or book entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

3.3.5 Maximum Percentage. A holder of a Pubco Warrant may notify Pubco in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Pubco Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Pubco Warrant, and such holder shall not have the right to exercise such Pubco Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the Pubco Class A Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Pubco Class A Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Pubco Class A Common Stock issuable upon exercise of the Pubco Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Pubco Class A Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of Pubco beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preference shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Pubco Warrant, in determining the number of outstanding Pubco Class A Common Stock, the holder may rely on the number of outstanding shares of Pubco Class A Common Stock as reflected in (1) Pubco’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by Pubco or (3) any other notice by Pubco or the Warrant Agent setting forth the number of shares of Pubco Class A Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Pubco Warrant, Pubco shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Pubco Class A Common Stock then outstanding. In any case, the number of outstanding shares of Pubco Class A Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of Pubco by the holder and its affiliates since the date as of which such number of outstanding shares of Pubco Class A Common Stock was reported. By written notice to Pubco, the holder of a Pubco Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to Pubco.

4. Adjustments.

4.1. Share Dividends; Sub-divisions. If after the Effective Date, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Pubco Class A Common Stock is increased by a share dividend or other distribution payable in shares of Pubco Class A Common Stock, or by a sub-division of the Pubco Class A Common Stock, or other similar event, then, on the effective date of such share dividend or other distribution, sub-division or similar event, the number of shares of Pubco Class A Common Stock issuable on exercise of each Pubco Warrant shall be increased in proportion to such increase in outstanding shares of Pubco Class A Common Stock. A rights offering made to all or substantially all holders of shares of Pubco Class A Common Stock entitling holders to purchase shares of Pubco Class A Common Stock at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a share dividend or distribution of a number of shares of Pubco Class A Common Stock equal to the product of (i) the number of shares of Pubco Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Pubco Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Pubco Class A Common Stock paid in such rights offering divided by (y) the Historical Fair Market Value. For purposes of this subsection 4.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Pubco Class A Common Stock, in determining the price payable for Pubco Class A Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of Pubco Class A Common Stock during the ten (10) trading day period ending on the trading day prior to the first date on which shares of Pubco Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No shares of Pubco Class A Common Stock shall be issued at less than their par value.

4.2. Extraordinary Dividends. If Pubco, at any time while the Pubco Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Pubco Class A Common Stock on account of such Pubco Class A Common Stock (or other shares of Pubco’s share capital into which the Pubco Warrants are convertible), other than

(a) as described in subsection 4.1 above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Pubco Class A Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the shares of Pubco Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Pubco Class A Common Stock issuable on exercise of each Pubco Warrant) does not exceed $0.50.

4.3. Aggregation of Shares. If after the Effective Date, the number of outstanding shares of Pubco Class A Common Stock is decreased by a consolidation, combination or reclassification of Pubco Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of Pubco Class A Common Stock issuable on exercise of each Pubco Warrant shall be decreased in proportion to such decrease in outstanding shares of Pubco Class A Common Stock.

4.4. Adjustments in Exercise Price. Whenever the number of shares of Pubco Class A Common Stock purchasable upon the exercise of the Pubco Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Pubco Class A Common Stock purchasable upon the exercise of the Pubco Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Pubco Class A Common Stock so purchasable immediately thereafter.

4.5. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Pubco Class A Common Stock (other than a change covered by Section 4.1, 4.2 or 4.3 hereof or that solely affects the par value of the shares of Pubco Class A Common Stock), or in the case of any merger or consolidation of Pubco with or into another corporation (other than a consolidation or merger in which Pubco is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Pubco Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pubco as an entirety or substantially as an entirety in connection with which Pubco is dissolved, the Pubco Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Pubco Warrants and in lieu of the shares of Pubco Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Pubco Warrant holder would have received if such Pubco Warrant holder had exercised his, her or its Pubco Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that if the holders of Pubco Class A Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Pubco Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Pubco Class A Common Stock in such consolidation or merger that affirmatively make such election; provided, further, that if less than seventy percent (70%) of the consideration receivable by the holders of Pubco Class A Common Stock in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Pubco Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by Pubco pursuant to a current report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Pubco Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”), as calculated by an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board, qualified to make such calculation. For purposes of calculating such amount, (1) Section 6.1 shall be taken into account, (2) the price of each share of Pubco Class A Common Stock shall be the 10-Day Average Closing Price as of the effective date of the applicable event, (3) the assumed volatility shall be the ninety (90) day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Pubco Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of Pubco Class A Common Stock consists exclusively of cash, the amount of such cash per share of Pubco Class A Common Stock, and (ii) in all other cases, the average last reported sale price of Pubco Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification also results in a change in Pubco Class A Common Stock covered by Section 4.1, 4.2 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3, 4.4 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Pubco Warrant.

4.6. [Reserved].

4.7. Notices of Changes in Pubco Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Pubco Warrant, Pubco shall give written notice thereof to the Warrant Agent, which notice shall state the Pubco Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Pubco Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4, 4.5, or 4.6, then, in any such event, Pubco shall give written notice to each Pubco Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.8. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, Pubco shall not issue fractional shares of Pubco Class A Common Stock upon an exercise of Pubco Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Pubco Warrant would be entitled, upon the exercise of such Pubco Warrant, to receive a fractional interest in a share, Pubco shall, upon such exercise, round up to the nearest whole number of the number of shares of Pubco Class A Common Stock to be issued to such holder.

4.9. Form of Pubco Warrant. The form of Pubco Warrant need not be changed because of any adjustment pursuant to this Section 4, and Pubco Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to the Amended Warrant Agreement. However, Pubco may at any time in its sole discretion make any change in the form of Pubco Warrant that Pubco may deem appropriate and that does not affect the substance thereof, and any Pubco Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or Pubco Warrant or otherwise, may be in the form as so changed.

4.10. Other Events. In case any event shall occur affecting Pubco as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Pubco Warrants in order to (i) avoid an adverse impact on the Pubco Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, Pubco shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Pubco Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. Pubco shall adjust the terms of the Pubco Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. Transfer and Exchange of Pubco Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Pubco Warrant upon the Warrant Register, upon surrender of such Pubco Warrant for transfer, properly endorsed with signatures, in the case of certificated Pubco Warrants, properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Pubco Warrant representing an equal aggregate number of Pubco Warrants shall be issued and the old Pubco Warrant shall be cancelled by the Warrant Agent. In the case of certificated Pubco Warrants, the Pubco Warrants so cancelled shall be delivered by the Warrant Agent to Pubco from time to time upon request.

5.2. Procedure for Surrender of Pubco Warrants. Pubco Warrants may be surrendered to the Warrant Agent, either in certificated form or in book entry position, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Pubco Warrants, or book entry positions, as requested by the registered holder of the Pubco Warrants so surrendered, representing an equal aggregate number of Pubco Warrants; provided, however, that in the event that a Pubco Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Pubco Warrant and issue new Pubco Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for Pubco stating that such transfer may be made and indicating whether the new Pubco Warrants must also bear a restrictive legend.

5.3. Fractional Warrants. Pubco shall not issue fractional Pubco Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Pubco Warrant certificate or book-entry position for a fraction of a Pubco Warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Pubco Warrants.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Pubco Warrants required to be issued pursuant to the provisions of this Section 5, and Pubco, whenever required by the Warrant Agent, will supply the Warrant Agent with Pubco Warrants duly executed on behalf of Pubco for such purpose.

5.6. [Reserved].

6. Redemption.

6.1. Redemption. Not less than all of the outstanding Pubco Public Warrants may be redeemed, at the option of Pubco, at any time during the Exercise Period, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Pubco Warrant (“Redemption Price”), provided that the last sales price of Pubco Class A Common Stock equals or exceeds $18.00 per share (subject to adjustment in accordance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading day period commencing after the Pubco Public Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering the Pubco Class A Common Stock issuable upon exercise of the Pubco Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or Pubco has elected to require the exercise of the Pubco Public Warrants on a “cashless basis” pursuant to subsection 3.3.1(b); provided, however, that if and when the Pubco Public Warrants become redeemable by Pubco, Pubco may not exercise such redemption right if the issuance of Pubco Class A Common Stock upon exercise of the Pubco Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or Pubco is unable to effect such registration or qualification.

6.2. Date Fixed for, and Notice of, Redemption. In the event Pubco shall elect to redeem all of the Pubco Warrants that are subject to redemption, Pubco shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Pubco not less than thirty (30) days prior to the Redemption Date to the registered holders of the Pubco Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

6.3. Exercise After Notice of Redemption. The Pubco Public Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 3 of this Agreement) at any time after notice of redemption shall have been given by Pubco pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event Pubco determines to require all holders of Pubco Public Warrants to exercise their Warrants on a “cashless basis” pursuant to Section 3.3.1(b), the notice of redemption will contain the information necessary to calculate the number of shares of Pubco Class A Common Stock to be received upon exercise of the Pubco Warrants, including the “Fair Market Value” in such case. On and after the Redemption Date, the record holder of the Pubco Warrants shall have no further rights except to receive, upon surrender of the Pubco Warrants, the Redemption Price.

7. Other Provisions Relating to Rights of Holders of Pubco Warrants.

7.1. No Rights as Shareholder. A Pubco Warrant does not entitle the registered holder thereof to any of the rights of a shareholder of Pubco, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of Pubco or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed Pubco Warrants. If any Pubco Warrant is lost, stolen, mutilated, or destroyed, Pubco and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Pubco Warrant of like denomination, tenor, and date as the Pubco Warrant so lost, stolen, mutilated, or destroyed. Any such new Pubco Warrant shall constitute a substitute contractual obligation of Pubco, whether or not the allegedly lost, stolen, mutilated, or destroyed Pubco Warrant shall be at any time enforceable by anyone.

7.3. Reservation of Pubco Class A Common Stock. Pubco shall at all times reserve and keep available a number of its authorized but unissued shares of Pubco Class A Common Stock that will be sufficient to permit the exercise in full of all outstanding Pubco Warrants issued pursuant to this Agreement.

7.4. Registration of Pubco Class A Common Stock. Pubco agrees that as soon as practicable, but in no event later than twenty (20) business days after the Closing, it shall use its best efforts to file with the Securities and Exchange Commission a registration statement for the registration, under the Securities Act, of the shares of Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants, and it shall use its best efforts to take such action as is necessary to register or qualify for sale, in those states in which the Pubco Warrants were initially offered by Pubco and in those states where holders of Pubco Warrants then reside, the shares of Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants, to the extent an exemption is not available. Pubco will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Pubco Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th day following the Closing, holders of the Pubco Warrants shall have the right, during the period beginning on the 61st day after the Closing and ending upon such registration statement being declared effective by the Securities and Exchange Commission, and during any other period when Pubco shall fail to have maintained an effective registration statement covering the Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants, to exercise such Pubco Warrants on a “cashless basis”, by exchanging the Pubco Public Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of Pubco Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Class A Common Stock underlying the Pubco Public Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) less the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume-weighted average price of Pubco Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Pubco Warrants or its securities broker or intermediary). Pubco shall provide the Warrant Agent with an opinion of counsel for Pubco (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Pubco Warrants on a cashless basis in accordance with this Section 7.4 is not required to be registered under the Securities Act and (ii) the Pubco Class A Common Stock issued upon such exercise will be freely tradable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of Pubco and, accordingly, will not be required to bear a restrictive legend. For the avoidance of any doubt, unless and until all of the Pubco Warrants have been exercised on a cashless basis, Pubco shall continue to be obligated to comply with its registration obligations under the first three sentences of this Section 7.4. The provisions of this Section 7.4 may not be modified, amended, or deleted without the prior written consent of the Representatives.

8. Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. Pubco will from time to time promptly pay all taxes and charges that may be imposed upon Pubco or the Warrant Agent in respect of the issuance or delivery of Pubco Class A Common Stock upon the exercise of Pubco Warrants, but Pubco shall not be obligated to pay any transfer taxes in respect of the Pubco Warrants or such shares.

8.2. Resignation, Removal, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to Pubco. Pubco may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be. If the office of the Warrant Agent becomes vacant by resignation, removal or incapacity to act or otherwise, Pubco shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If Pubco shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by Pubco), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at Pubco’s cost. Any successor Warrant Agent, whether appointed by Pubco or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of Pubco, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent Pubco shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, Pubco shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Pubco Class A Common Stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3. Fees and Expenses of Warrant Agent.

8.3.1 Remuneration. Pubco agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2 Further Assurances. Pubco agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4. Liability of Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by Pubco prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chair of the Board of Directors of Pubco and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own fraud, gross negligence, willful misconduct or bad faith. Pubco agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s fraud, gross negligence, willful misconduct, or bad faith.

8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Pubco Warrant (except its countersignature thereof); nor shall it be responsible for any breach by Pubco of any covenant or condition contained in this Agreement or in any Pubco Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Pubco Class A Common Stock to be issued pursuant to this Agreement or any Pubco Warrant or as to whether any Pubco Class A Common Stock will, when issued, be valid and fully paid and nonassessable.

8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to Pubco with respect to Pubco Warrants exercised and concurrently account for, and pay to Pubco, all monies received by the Warrant Agent for the purchase of Pubco Class A Common Stock through the exercise of Pubco Warrants.

9. Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of Pubco or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Pubco Warrant to or on Pubco shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by Pubco with the Warrant Agent), as follows:

Evernorth Holdings Inc.

600 Battery Street

San Francisco, CA 94111

Attn: Asheesh Birla

Email: asheesh@evernorth.xyz

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Derek Dostal; Evan Rosen; Dan Gibbons

Email: derek.dostal@davispolk.com; evan.rosen@davispolk.com;

dan.gibbons@davispolk.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Pubco Warrant or by Pubco to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Pubco), as follows:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attn: Compliance Department

Email:

with a copy in each case to:

Wilson Sonsini Goodrich & Rosati P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

Attn: Patrick Schultheis; Jeana S. Kim; Ethan Lutske; Kenji Strait

Email: pschultheis@wsgr.com; jskim@wsgr.com; elutske@wsgr.com; kstrait@wsgr.com

and

Cohen & Company Capital Markets,

a division of J.V.B. Financial Group, LLC

3 Columbus Circle, 24th Floor

New York, NY 10019

Attn:

and

Northland Securities, Inc.

150 South Fifth Street, Suite 3300

Minneapolis, MN 55402

Attn:

9.3. Applicable Law; Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Pubco hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Pubco hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon Pubco may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon Pubco in any action, proceeding or claim. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “Foreign Action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “Enforcement Action”), and (y) having service of process made upon such warrant holder in any Enforcement Action by service upon such warrant holder’s counsel in the Foreign Action as agent for such warrant holder.

9.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Pubco Warrants and, for the purposes of Sections 7.4, 9.4 and 9.8 hereof, the Representatives, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representatives shall be deemed to be a third-party beneficiaries of this Agreement with respect to Sections 7.4, 9.4 and 9.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representatives with respect to the Sections 7.4, 9.4 and 9.8 hereof) and their successors and assigns and of the registered holders of the Pubco Warrants.

9.5. Examination of the Amended Warrant Agreement. A copy of the Amended Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Pubco Warrant. The Warrant Agent may require any such holder to submit his, her or its Pubco Warrant for inspection by it.

9.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8. Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, correcting any mistake, including to conform the provisions of this Agreement to the description of the terms of the Pubco Warrants and this Agreement set forth in the Prospectus, (ii) to make any amendments that are necessary in the good faith determination of Pubco’s board of directors (taking into account then existing market precedents) to allow for the Pubco Warrants to be classified as equity in Pubco’s financial statements or (iii) adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent or vote of the registered holders of a majority of the then outstanding Pubco Warrants. Notwithstanding the foregoing, Pubco may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, or make any amendment necessary in the good faith determination of Pubco’s board of directors (taking into account then existing market precedents) to allow for the Pubco Warrants to be classified as equity in Pubco’s financial statements, in each case, without the consent of the registered holders. The provisions of this Section 9.8 may not be modified, amended or deleted without the prior written consent of Representatives.

9.9. Trust Account Waiver. The Warrant Agent acknowledges and agrees that it shall not make any claims or proceed against the trust account established by SPAC in connection with the Public Offering (as defined in the Existing Warrant Agreement and as more fully described in the Registration Statement) (“Trust Account”), including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Warrant Agent has a claim against Pubco under the Amended Warrant Agreement, the Warrant Agent will pursue such claim solely against Pubco and not against the property held in the Trust Account.

9.10. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EVERNORTH HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ARMADA ACQUISITION CORP. II

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

EXHIBIT A

Form of Warrant Certificate